June 13, 1997

          THIS PURCHASE ORDER AUTHORIZES THE PURCHASE OF THE FOLLOWING
                     MATERIALS FROM V.I.P. STRUCTURES, INC.

To fabricate and supply a Varco-Pruden pre-engineered building as follows:

Width 400', length 2,200', eave height 34', 10", roof pitch 1/4:12, roofing to be 24 gauge SSR galvalume, roof live load 20 lbs psf, wind load 70 mph, additional collateral 5 lbs psf, interior columns to be pipe columns 10" maximum diameter, and extended 7" below finish door, side wall column depth to be 24" wide maximum and will extend 4', 11" below finish floor, bar joist are included. Multi-gutter metal pan, geoflex thermal gutter liner, drain wedges and 6" manville drains are included.

 VP Subtotal                                             $3,031,745.00
 3" P.E.B. Insulation Subtotal                           $  207,066.77
 Combined Subtotal                                       $3,238,811.77
 California Sales Tax 7.75%                              $  251,007.91
 Total Cost                                              $3,489,819.68
 *V.I.P. Structures 10% Mark-up                          $  323,881.18
 Total Order                                             $3,813,700.86

NOTE: V.I.P. Structures Contractor's mark-up would be applied to management agreement fee per the terms of an executed construction management agreement.

Authorized By:

/s/ Merle Randolph                           6/16/97
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    Merle Randolph                            Date
    Rauch Industries